Exhibit 99.2

September 14, 2018

Dear Associates,

This morning we announced that Essendant has terminated our agreement to combine with Genuine Parts Company’s S.P. Richards business, and that we have reached an agreement to be acquired by Staples for $12.80 per share in cash. A copy of the press release we issued is attached.

I want to provide you with some context around how we reached this decision and what happens from here. There is no question that the S.P. Richards transaction presented an attractive opportunity for Essendant. However, in light of Staples’ revised offer, and taking into account the extended regulatory process and risks associated with the S.P. Richards transaction as well as the impact of the continued challenges presented by the rapidly changing industry dynamics on our ability to realize value in combination with S.P. Richards, our Board determined that the agreement with Staples is in the best interest of our shareholders.

As you likely already know well, Staples supports businesses of all sizes with affordable work products, solutions, services, and expertise across office supplies, facilities, breakroom, furniture, technology, promotional products, and print & marketing services. Staples leverages multiple channels to reach their customers, including direct sales, eCommerce, mobile, AI-powered “conversational commerce,” and retail. By merging with Staples, Essendant will benefit from the additional resources as part of a larger company.

I understand that you likely have questions regarding what happens next. It is important to note that today’s announcement is just the first step in the process of combining with Staples. Over the coming weeks, we’ll be focused on working through the required regulatory approval process. In addition, Essendant shareholders will be given the opportunity to tender their shares to Staples in exchange for $12.80 per share in cash. Once more than 50% of all outstanding Essendant shares have been tendered, including the approximately 11% held by Staples, and regulatory approvals have been received, we will close the transaction. We expect that will take place in the fourth quarter of 2018.

There are still many specifics that are yet to be determined as we work through this process but, in keeping with our commitment to transparency, we will continue to update you with new information as developments warrant. At this time, it’s most important to understand that Essendant must continue to operate in our normal course, and our continued focus on serving our customers and executing on our strategic drivers should not waver.

Thank you all for your hard work, continued commitment, and dedication as we have navigated this process over the past several months. I look forward to all that is ahead as we embark on this exciting new path together.

Sincerely,

Ric Phillips

Essendant CEO

ESSENDANT    One Parkway North Boulevard, Suite 100, Deerfield, IL 60015    O 847 627 7000

Cautionary Statement

This letter contains forward-looking statements, including statements regarding the proposed acquisition of Essendant Inc. (“Essendant”) by Staples, Inc. (“Staples”). From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements often contain words such as “may,” “can,” “could,” “would,” “should,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “believes,” “seeks,” “will,” “is likely to,” “scheduled,” “positioned to,” “continue,” “forecast,” “aim,” “goal,” “target,” “predicting,” “projection,” “potential” or similar expressions, although not all forward-looking statements contain these words. Forward-looking statements may include references to goals, plans, strategies, objectives, projected costs or savings, anticipated future performance, results, events or transactions of Essendant and the expected timing of the proposed transaction with Staples and other statements that are not strictly historical in nature. These forward-looking statements are based on management’s current expectations, forecasts and assumptions and could ultimately prove inaccurate. This means the forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many Essendant stockholders will tender their shares in the offer; the possibility that competing offers will be made; the ability to receive the required consents and regulatory approvals for the proposed transaction and to satisfy the other conditions to the closing of the transaction with Staples on a timely basis or at all, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act); the occurrence of events that may give rise to a right of one or both of Essendant and Staples to terminate the merger agreement; the risk that, prior to the completion of the transaction, Essendant’s business and its relationships with employees, collaborators, vendors and other business partners could experience significant disruption due to transaction-related uncertainty; the risk that stockholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability; negative effects of the announcement of the transaction with Staples on the market price of Essendant’s common stock and/or on its business, financial condition, results of operations and financial performance; risks associated with transaction-related litigation; and the ability of Essendant to retain and hire key personnel; and the risks and uncertainties pertaining to Essendant’s business, including those detailed under “Risk Factors” and elsewhere in Essendant’s public periodic filings with the SEC. There can be no assurance that the proposed transaction with Staples or any other transaction described above will in fact be consummated in the manner described or at all. Stockholders, potential investors and other readers are urged to consider these risks and uncertainties in evaluating forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. It is not possible to anticipate or foresee all risks and uncertainties, and investors should not consider any list of risks and uncertainties to be exhaustive or complete. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, please see Essendant’s statements and reports on Forms 10-K, 10-Q and 8-K and Schedule 14D-9 filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) and other written statements made by Essendant from time to time. The forward-looking information herein is given as of this date only and is qualified in its entirety by this cautionary statement, and Essendant undertakes no obligation to revise or update it.

Additional Information

The tender offer for shares of Essendant’s common stock has not yet commenced. This letter does not constitute an offer to buy or a solicitation of an offer to sell any securities. The solicitation and offer to buy common stock of Essendant will be made only pursuant to an offer to purchase and related materials that

ESSENDANT    One Parkway North Boulevard, Suite 100, Deerfield, IL 60015    O 847 627 7000

Staples, Egg Parent Inc. (“Parent”) and Egg Merger Sub Inc. (“Merger Sub”) intend to file with the SEC. At the time the tender offer is commenced, Parent and Merger Sub will file with the SEC a Tender Offer Statement on Schedule TO, including the offer to purchase, letter of transmittal and other related materials, with respect to the tender offer, and thereafter Essendant will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER TENDER OFFER DOCUMENTS) AND THE SCHEDULE 14D-9, INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO, AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO. Investors and stockholders may obtain the Schedule TO, the Schedule 14D-9 and other relevant documents filed with the SEC free of charge from the SEC’s website at www.sec.gov. The documents filed by Essendant with the SEC may also be obtained free of charge at Essendant’s website at www.essendant.com or by contacting Essendant’s Investor Relations Department at (847) 627-2900.

ESSENDANT    One Parkway North Boulevard, Suite 100, Deerfield, IL 60015    O 847 627 7000